                                                                    EXHIBIT 4.30

                           SIXTH AMENDMENT AND WAIVER
                           --------------------------

          SIXTH AMENDMENT AND WAIVER (this "Amendment"), dated as of April 8, 1998, among BIG V HOLDING CORP. ("Holdings"), BV HOLDINGS CORPORATION ("BV Holdings"), BIG V SUPERMARKETS, INC. (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, Holdings, BV Holdings, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of December 28, 1990, and amended and restated as of November 1, 1993, and further amended and restated as of December 17, 1993 (as further amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, subject to the terms and conditions set forth herein, the parties hereto agree as follows;

          NOW, THEREFORE, it is agreed:

I.  Amendments:
    ----------

          1. Section 6.01(a) of the Credit Agreement is hereby amended by adding the parenthetical phrase "(other than a fiscal month ending at the close of a fiscal quarter of Holdings)" immediately following the text "each fiscal month" appearing therein.

          2. Section 7.10 of the Credit Agreement is hereby amended by (i) deleting the reference to "$42,000,000" appearing opposite the text "First day of fiscal quarter beginning closest to January 1, 1998 through and including the last day of the fiscal quarter ended closest to June 30, 1998" and inserting the amount "$41,500,000" in lieu thereof and (ii) deleting the reference to $41,000,000" appearing opposite the text "First day of fiscal quarter beginning closest to July 1, 1997 through and including the last day of the fiscal quarter ended closest to December 31, 1997" and inserting the amount "41,500,000" in lieu thereof.

          3. The definition of "EBITDA" appearing in Section 9.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately before clause (iv) of said definition and inserting a comma in lieu thereof and
(ii) inserting the following new clause (v) immediately following the word "Transaction" appearing at the end of clause (iv) thereof.

     "(v) the amount of all charges set forth on Annex A to the Sixth Amendment to the extent that same were incurred during Holdings' fiscal year ended closest to December 31, 1997."

          4. Section 9.01 of the Credit Agreement is hereby further amended by inserting the following new definition in the proper alphabetical order:

          "Sixth Amendment" shall mean the Sixth Amendment and Waiver to this Agreement, dated as of April 8, 1998, among Holdings, BV Holdings, the Borrower, the Banks, and the Agent.

II.  Waivers:
     -------

          1. The Banks hereby waive any Default or Event of Default that may have arisen under the Credit Agreement solely as a result of the Parties failing to comply with Section 6.01(a) of the Credit Agreement in respect of Holdings' fiscal months ended closest to July 31, 1997 through and including Holdings' fiscal month ended closest to February 28, 1998; it being understood and agreed, however, that the Parties shall be required to deliver the financial statements described in such Section 6.01(a) in respect of Holdings' fiscal months ended closest to January 31, 1998 and February 28, 1998 by no later than April 30, 1998.

          2. The Banks hereby waive any Default or Event of Default that may have arisen under the Credit Agreement solely as a result of the failure of the Parties to comply with Section 6.01(c) of the Credit Agreement in respect of Holdings' fiscal year ended closest to December 31, 1997; it being understood and agreed, however, that the Parties shall be required to deliver the financial statements described in such Section 6.01(c) in respect of Holdings' fiscal year ended closest to December 31, 1997 by no later than April 10, 1998.

          3. The Banks hereby waive any Default or Event of Default that may have arisen under the Credit Agreement solely as a result of the failure of the Parties to comply with Section 7.08(a) of the Credit Agreement in respect of Holdings' fiscal year ended closest to December 31, 1997 so long as the aggregate amount of all Capital Expenditures for such fiscal year does not exceed $11,300,000.

III.  Miscellaneous:
      -------------

          1. In order to induce the Banks to enter into this Amendment, Holdings, BV Holdings and the Borrower hereby represent and warrant that (x) no Default or Event of Default exists on the Sixth Amendment Effective Date (as defined below), after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all respects on the Sixth Amendment Effective Date, after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be true and correct in all material respects as of such specific date).

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "Sixth Amendment Effective Date") when (i) Holdings, BV Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at the Notice Office and (ii) the Borrower shall have paid to the Agent for distribution to each Bank which has signed a counterpart of this Amendment on or prior to April 8, 1998, an amendment fee equal to 1/10 of 1% of such Bank's Revolving Loan Commitment.

          6. From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              BIG V HOLDING CORP.

                              By   /s/ James A. Toopes
                                ------------------------------------
                                Title:  Executive Vice President

                              BV HOLDINGS CORPORATION

                              By  /s/ James A. Toopes
                                ------------------------------------
                                Title:  Executive Vice President

                              BIG V SUPERMARKETS, INC.

                              By  /s/ James A. Toopes
                                ------------------------------------
                                Title:  Executive Vice President

                              BANKERS TRUST COMPANY,
                                 Individually and as Agent

                              By  /s/ James Reilly
                                ------------------------------------
                                Title:  Vice President

                              BANQUE NATIONALE DE PARIS

                              By  Serge Desrayaud
                                ------------------------------------
                                Title:  Vice President/ Team Leader

                              By  Stepanie Rogers
                                ------------------------------------
                                Title:  Vice President

                              BANKERS TRUST (DELAWARE)

                              By  /s/ Donna Mitchell
                                ------------------------------------
                                Title:  Vice President

                              FIRST SOURCE FINANCIAL LLP

                              By: First Source Financial, Inc.,
                                  its Agent/Manager

                              By
                                ------------------------------------
                                Title:

                              HELLER FINANCIAL, INC.

                              By  /s/ Julia Maslanka
                                ------------------------------------
                                Title:  Vice President

                              MORGAN STANLEY SENIOR FUNDING, INC.

                              By  /s/ Christopher A. Pucillo
                                ------------------------------------
                                Title:  Vice President

                              PAMCO CAYMAN, LTD.

                              By: Protective Asset Management Company,
                                   as Collateral Manager

                              By  James Dondero, CFA, CPA
                                ------------------------------------
                                Title:  President